COMMERCIAL VARIABLE RATE REVOLVING OR DRAW NOTE

                                            BORROWER
                                            American Consumers, Inc.
                                            Shop Rite Supermarkets

LENDER                                      ADDRESS
Northwest Georgia Bank                      418 Alamar Street
POST OFFICE BOX 5377                        Ft Oglethorpe, GA  30742
FT OGLETHORPE, GA 30742                     Telephone No.     Identification No.
(706) 861-3010  ID No. 58-1033765           (706) 861-3347    58-1033765

-------------------- ---------------- ----------------- ----------------- ---------------- --------------- -------------------
                                          PRINCIPAL           FUNDING
     OFFICER         INTEREST RATE     AMOUNT/CREDIT         AGREEMENT       MATURITY         CUSTOMER            LOAN
  IDENTIFICATION        VARIABLE            LIMIT              DATE            DATE            NUMBER            NUMBER
      KSF:39                            $494,962,.00         02/23/01         08/27/01        58-1033765      N-02-722707-50
-------------------- ---------------- ----------------- ----------------- ---------------- --------------- -------------------

SSC       CN/34       CAT/1       PURP/W     CT/307        REV/2

PROMISE TO PAY: For value received, Borrower promises to pay the order of Lender the principal amount of Four Hundred Ninety Four Thousand Nine Hundred Sixty Two and no/ 100 Dollars ($499, 962.00) or, if less, the aggregate unpaid principal amount of all loans or advances made by the Lender to the Borrower under this Note, plus interest on the unpaid principal balance at the rate and in the manner described below, until all amounts owing under this Note are paid in full. All amounts received by Lender shall be applied first to late charges and expenses, accrued unpaid interest, then to unpaid principal, or in any other order as determined by Lender, in Lender's sole discretion as permitted by law.

REVOLVING OR DRAW FEATURE: [X] This Note possesses a revolving feature. Upon satisfaction of the conditions set forth in this Note, Borrower shall be entitled to borrow up to the full principal amount of the Note and to repay and reborrow from time to time during the term of this Note. [ ]This Note possesses a draw feature. Upon satisfaction of the conditions set forth in this Note, Borrower shall be entitled to draw one or more times under this Note. Any repayment may not be reborrowed. The aggregate amount of such draws shall not exceed the full principal amount of this Note.

Information with regard to any loans or advances under this Note shall be recorded and maintained by Lender in its internal records and such records shall be conclusive of the principal and interest owed by Borrower under this Note unless there is a material error in such records. The Lender's failure to record the date and amount of any loan or advance shall not limit or otherwise affect the obligations of the Borrower under this Note to repay the principal amount of the loans or advances together with all interest accruing thereon. Borrower shall be entitled to inspect or obtain a copy of the records during Lender's business hours.

CONDITIONS FOR ADVANCES: If no Event of Default has occurred under this Note, Borrower shall be entitled to borrow monies under this Note (subject to the limitations described above) under the following conditions:

     UPON THE APPROVAL OF OFFICER

INTEREST RATE: This Note has a variable rate feature. The interest rate on this Note may change from time to time if the Index Rate identified below changes. Interest shall be computed on the basis of ________________________________per year. Interest on this Note shall be calculated and payable at a variable rate equal to 1.000 % per annum over the Index Rate. The initial interest rate on this Note shall be 10.000 % per annum. Any change in the interest rate resulting from a change in the Index Rate will be effective on:

     THE FIRST DAY OF EACH MONTH.

INDEX RATE: The Index Rate for this Note shall be:

     THE WALL STREET JOURNAL PRIME RATE AS PUBLISHED BY THE WALL STREET JOURNAL.

If the Index Rate is redefined or becomes unavailable, then Lender may select another index rate which is substantially similar.

DEFAULT RATE: If there is an Event of Default under this Note, the Lender may, in its discretion, increase the interest rate on this Note to: 16.00% or the maximum interest rate Lender is permitted to charge by law, whichever is less.

PAYMENT SCHEDULE: Borrower shall pay the principal and Interest according to the following schedule:

     Interest only payments beginning March 27, 2001 and continuing at monthly time intervals thereafter. A final payment of the unpaid principal balance plus accrued interest is due and payable on August 27, 2001.

PREPAYMENT: This Note may be prepaid in part or in full on or before its maturity date. If this Note contains more than one installment, any partial prepayment will not affect the due date or the amount of any subsequent installment, unless agreed to, in writing, by Borrower and Lender. If this Note is prepaid in full there will be: [X] No minimum finance charge.

[    ] A minimum finance charge of $________________.

LATE CHARGE: If a payment is received more than 9 days late, Borrower will be charged a late charge of: ___________% of the unpaid portion of the payment; [X] $60.00 or 5.00 % of the unpaid portion of the payment, whichever is [ ] greater [X] less.

COLLATERAL: To secure the payment and performance of obligations incurred under this Note, Borrower grants Lender a security interest in all of Borrower's right, title, and interest in all monies, instruments, savings, checking and other accounts of Borrower (excluding IRA, Keogh and other accounts subject to tax penalties if so assigned) that are now or in the future in Lender's custody or control. [X] If checked, the obligations under this Note are also secured by the collateral described in any security instruments executed in connection with this Note, and any collateral described in any other security instruments securing this Note or all of Borrower's obligations to Lender.

RENEWAL: [ ] If checked, this Note is a renewal, but not a satisfaction, of Loan Number _____________

--------------------------------------------------------------------------------
THE PERSONS SIGNING BELOW ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND, AND AGREE TO THE PROVISIONS OF THIS NOTE, INCLUDING THE TERMS AND CONDITIONS ON THE REVERSE SIDE, AND FURTHER ACKNOWLEDGE RECEIPT OF AN EXACT COPY OF THIS NOTE.

Dated: February 26, 2001

BORROWER:   American Consumers, Inc.        BORROWER:  American Consumers, Inc.
            Shop Rite Supermarkets                     Shop Rite Supermarkets

     /s/ Paul R. Cook                            /s/ Michael A. Richardson
By:______________________________           By:______________________________
   Paul R. Cook                                Michael A. Richardson
   Executive V. P. and Treasurer               CEO, President


BORROWER:                                   BORROWER:



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